Explanatory Note

Platform Ventures Diversified Housing REIT, LLC has prepared this Amendment No. 3 to the Offering Statement on Form 1-A ("Offering Statement") solely for the purpose of filing an updated version of Exhibit 2.2. No changes have been made to the preliminary offering circular constituting Part II of the Offering Statement.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1***	Dealer Manager Agreement
2.1***	Certificate of Formation
2.2**	Form of Amended and Restated Limited Liability Company Agreement
3.1***	Distribution Reinvestment and Optional Cash Purchase Plan (included in the Offering Circular as Appendix C and incorporated herein by reference)
4.1***	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by reference)
6.1***	Form of Amended and Restated Limited Partnership Agreement of PVDH Operating Partnership, LP
6.2***	Form of Investment Management Agreement between Platform Ventures Diversified Housing REIT, LLC and PVDH Manager, LLC
6.3***	Form of Support Agreement between Platform Ventures, LLC and PVDH Manager, LLC
6.4***	Form of License Agreement between Platform Ventures Diversified Housing REIT, LLC and Platform Ventures, LLC
10.1**	Power of Attorney (included on signature page)
11.1***	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2***	Consent of RSM US LLP
12.1***	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
13.1***	“Testing the waters” materials
15.1***	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2***	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3***	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

**	Filed herewith
***	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairway, Kansas, on September 24, 2018.

Platform Ventures Diversified Housing REIT, LLC

By: PVDH MANAGER, LLC, its Manager

By:	/s/ Ryan Anderson

Name:	Ryan Anderson

Title:	Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ryan Anderson and Kyle Siner, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Offering Statement on Form 1-A (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Anderson	Executive Officer of PVDH Manager, LLC
Ryan Anderson	(Principal Executive Officer)	September 24, 2018

/s/ Kyle Siner	Chief Financial Officer of PVDH Manager, LLC	September 24, 2018
Kyle Siner	(Principal Financial Officer and Principal Accounting Officer)